UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2016

ALTRIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-08940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street, Richmond, Virginia		23230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 274-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On September 20, 2016, Altria Group, Inc. (“Altria”) issued the press release attached as Exhibit 99.2 and incorporated by reference in this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 8.01.	Other Events.

Pricing of Tender Offer

On September 19, 2016, Altria issued a press release announcing the reference yield and total consideration for its previously announced cash tender offer (the “Tender Offer”) for any and all of its senior unsecured 9.95% Notes due 2038 (the “2038 Notes”) and any and all of its senior unsecured 10.20% Notes due 2039 (the “2039 Notes” and, together with the 2038 Notes, the “Notes”). A copy of the press release is attached as Exhibit 99.1 and incorporated by reference in this Current Report on Form 8-K.

Expiration of Tender Offer

On September 20, 2016, Altria issued a press release announcing that the Tender Offer expired at 5:00 p.m., New York City time, on Monday, September 19, 2016. A copy of the press release is attached as Exhibit 99.2 and incorporated by reference in this Current Report on Form 8-K, except for the section “2016 Third Quarter Charge and 2016 Full-Year Earnings and Tax Rate Guidance.”

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of offers to buy any securities. The Tender Offer was made only pursuant to the Offer to Purchase, the related Letter of Transmittal and the Notice of Guaranteed Delivery.

2016 Third Quarter Charge and 2016 Full-Year Earnings and Tax Rate Guidance

Altria will record a one-time, pre-tax charge against reported earnings in the third quarter of 2016 of approximately $825 million, or $0.28 per share, reflecting the loss on early extinguishment of debt related to the Tender Offer (the “Charge”).

Altria reaffirms its previously announced guidance that its 2016 full-year adjusted diluted earnings per share (“EPS”) growth rate is expected to be in the range of 7.5% to 9.5% over 2015 full-year adjusted diluted EPS. This forecasted growth rate excludes the Charge and the net expenses in the table below. Altria expects that its 2016 full-year effective tax rate on operations will increase from approximately 35.3% to 35.4% due to a reduction in certain consolidated tax benefits resulting from the Tender Offer. These forecasts do not include any impact from the proposed Anheuser-Busch InBev SA/NV (“AB InBev”) and SABMiller plc (“SABMiller”) business combination, including effects of Altria’s expected one-quarter lag in reporting its share of the combined businesses’ results, as the transaction remains subject to certain approvals.

Altria’s full-year adjusted diluted EPS guidance and full-year forecast for its effective tax rate on operations exclude the impact of certain income and expense items that management believes are not part of underlying operations. These items may include, for example, loss on early extinguishment of debt, restructuring charges, SABMiller special items, certain tax items, charges associated with tobacco and health litigation items, and settlements of, and determinations made in connection with, certain non-participating manufacturer (“NPM”) adjustment disputes (such settlements and determinations are referred to collectively as “NPM Adjustment Items”).

Altria’s management cannot estimate on a forward-looking basis the impact of certain income and expense items, including those items noted in the preceding paragraph, on its reported diluted EPS and its reported effective tax rate because these items, which could be significant, are difficult to predict and may be highly variable. As a result, Altria does not provide a corresponding GAAP (as defined below) measure for, or reconciliation to, its adjusted diluted EPS guidance or its effective tax rate on operations forecast.

The factors described in the Forward-Looking and Cautionary Statements section of the press release attached as Exhibit 99.2 represent continuing risks to this forecast.

Expense (Income), Net Excluded from Adjusted Diluted EPS

	First Six Months	Full Year
	2016	2015
NPM Adjustment Items	$0.01	$(0.03)
Asset impairment, exit and implementation costs	0.04	—
Tobacco and health litigation items	0.01	0.05
SABMiller special items	0.06	0.04
Loss on early extinguishment of debt	—	0.07
Gain on derivative financial instrument	(0.05)	—
Tax items	(0.01)	—

	$0.06	$0.13

Altria reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). Altria’s management reviews certain financial results, including diluted EPS, on an adjusted basis, which excludes certain income and expense items, including those items noted above. Altria’s management does not view any of these special items to be part of Altria’s sustainable results as they may be highly variable, are difficult to predict and can distort underlying business trends and results. Altria’s management also reviews income tax rates on an adjusted basis. Altria’s effective tax rate on operations may exclude certain tax items from its reported effective tax rate. Altria’s management believes that adjusted financial measures provide useful insight into underlying business trends and results and provide a more meaningful comparison of year-over-year results. Altria’s management uses adjusted financial measures for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets. These adjusted financial measures are not consistent with GAAP and may not be calculated the same as similarly titled measures used by other companies. These adjusted financial measures should thus be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Altria Group, Inc. Press Release, dated September 19, 2016 (filed under Item 8.01)

99.2	Altria Group, Inc. Press Release, dated September 20, 2016 (furnished under Item 7.01 and, except for the section “2016 Third Quarter Charge and 2016 Full-Year Earnings and Tax Rate Guidance,” filed under Item 8.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ W. HILDEBRANDT SURGNER, JR.
Name:	W. Hildebrandt Surgner, Jr.
Title:	Corporate Secretary and Senior Assistant General Counsel

DATE: September 20, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Altria Group, Inc. Press Release, dated September 19, 2016 (filed under Item 8.01)

99.2	Altria Group, Inc. Press Release, dated September 20, 2016 (furnished under Item 7.01 and, except for the section “2016 Third Quarter Charge and 2016 Full-Year Earnings and Tax Rate Guidance,” filed under Item 8.01)